SECURITIES AND EXCHANGE COMMISSION

                     WASHINGTON, D.C.  20549

                            FORM 8-K

                         CURRENT REPORT

             PURSUANT TO SECTION 13 OR 15(D) OF THE
                 SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported): MAY 30, 1997



                   METTLER-TOLEDO HOLDING INC.
     (Exact name of registrant as specified in its charter)


                            DELAWARE
         (State or Other Jurisdiction of Incorporation)


333-09621-01   (Commission File      13-3900409(IRS Employer
                Number)                Identification No.)

IM LANGACHER
P.O. BOX MT-100
CH 8608 GREIFENSEE, SWITZERLAND
(Address of principal executive offices)
(Zip code)

                         41-1-944-22-11
      (Registrant's Telephone Number, Including Area Code)



ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS

     (a) On May 30, 1997, Mettler-Toledo Holding Inc. (the "Company") purchased (the "Acquisition") the entire issued share capital of Safeline Limited ("Safeline"). The purchase price (the "Purchase Price") for the Acquisition, subject to future adjustment, is GBP 61 million (approximately US $100 million), plus up to an additional GBP 6 million for a contingent earn-out payment. The Acquisition was effected pursuant to the terms of a Share Sale and Purchase Agreement (the "Purchase Agreement"), dated May 30, 1997, among the Company's subsidiaries Safeline Holding Company and Mettler-Toledo Inc. (a Canadian corporation), as purchasers, and Safeline Limited and each of the sellers named therein as sellers. The terms of the Acquisition were based upon arms' length negotiations of the parties.

          Safeline, based in Manchester, U.K, is the world's leading supplier of metal detection systems for companies who produce and package goods in the food, pharmaceutical, cosmetics, chemicals and other industries. Safeline will report sales of GBP 28.6 million (US $46.4 million) and operating profits (before non-recurring costs) of GBP 6.7 million (US $ 11.0 million), for its fiscal year ended March 31, 1997 in accordance with UK GAAP, and such amounts are substantially the same as those that would be obtained using US GAAP.

          The source of funds for the Purchase Price was provided by GBP 13.7 million in loan notes to be retained by the sellers with the remaining amounts provided by amounts loaned under the Amended and Restated Credit Agreement described below.

     (b) Assets constituting plant, equipment or other physical property acquired by the Company pursuant to the Purchase
Agreement are used by Safeline in the manufacture, marketing and sale of metal detection systems. The Company intends to continue such use.

ITEM 5.   OTHER EVENTS

          On May 29, 1997, the Company entered into an Amended and Restated Credit Agreement. The Company's prior credit agreement (the "Original Credit Agreement") provided for term loan borrowings in an aggregate principal amount of approximately US $147.0 million and SFr 125.0 million, that were scheduled to mature in 2002, 2003 and 2004 and a multicurrency revolving credit facility with availability of US $140.0 million. The revolving credit facility was scheduled to mature under the Original Credit Agreement in 2002.

          The Amended and Restated Credit Agreement provides for term loan borrowings in an aggregate principal amount of approximately US $133.8 million, SFr 171.5 million and GBP 26.7 million, that are scheduled to mature in 2002 and 2004, a Canadian revolver with availability of CDN $26.3 million (approximately CDN $21 million of which has been drawn) which is scheduled to mature in 2002, and a multi-currency revolving credit facility with availability of US $151.0 million (approximately US $25 million of which has been drawn). The revolving credit facility is scheduled to mature in 2002. The interest rate margin on all loans have been reduced by 75 basis points under the Amended and Restated Credit Agreement.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS

     (a) Financial statements of business acquired. None required.

     (b)  Pro forma financial information.  None required.

     (c)  Exhibits:

      Exhibit No.                   Description

      2 Share Sale and Purchase Agreement, dated May 30, 1997, among Safeline Holding Company and Mettler-
                          Toledo Inc. (a Canadian
                          corporation), Safeline Limited
                          and each of the sellers named
                          therein.  Pursuant to Item 601(b)(2)
                          of Regulation S-K, the schedules
                          and exhibits to such Share Sale and
                          Purchase Agreement are omitted.  The
                          Company will furnish such material
                          supplementally to the Commission
                          upon request.

      99                  Press Release issued on behalf
                          of Mettler-Toledo Holding Inc.

                            SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                            METTLER-TOLEDO HOLDING INC.



Date:  June 3, 1997         By: /s/William P. Donnelly
                                ----------------------
                                William P. Donnelly
                                Vice President, Chief Financial
                                Officer and Treasurer